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                                                                    EXHIBIT 10.2



                                  MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING ("MOU"), Date is made by and between Amigas Venture Group, Inc., a Florida corporation ("AMIGAS") with a place of business at 5600 N.W. 36 Street, Miami, Florida 33122 and Centrack International, Inc., a Delaware corporation ("CII") with a place of business at 21045 Commercial Trail Boca Raton, FL 33486.

                                   BACKGROUND

1. The International Trade Data Resource and Research Center, Inc. a Florida not-for-profit corporation, doing business as the Florida Trade Data Center ("FTDC"), has designed, developed and implemented the first production version of the "Americas Information Gateway System (AMIGAS)" (the "System"), an Internet based trade promotion and electronic commerce portal.

2. FTDC created AMIGAS to serve as the System's electronic gateway services company to provide information and electronic commerce solutions in connection with the implementation of the System segmented into three (3) functional areas, 1) marketing strategy, 2) information management and 3) internet/intranet technology;

3. CII is an internet based advertising service for used heavy equipment in the construction, mining and forestry industries.

4. AMIGAS and CII desire to establish a program of joint customer referral and marketing distribution that will facilitate the creation of new revenues and increase market exposure of the System, AMIGAS' services and CII's internet site.

NOW, THEREFORE, the parties set forth below the framework for certain matters and agree as follows:

1.       COOPERATIVE ALLIANCE.

Through this MOU and the definitive agreement following from this MOU, the parties agree to engage in a cooperative alliance as set forth in this MOU, and to the extent permitted by applicable law and regulation, to provide information and electronic commerce solutions to CII's and AMIGAS' customers (the "Alliance"). The information and electronic commerce solutions will include but will not be limited to CII's and AMIGAS' products and services. To facilitate the formation and continuing success of electronic solutions initiatives, the parties agree to make certain business level commitments on a start-up and an on-going basis. The parties anticipate that this business level commitment will be fulfilled by each party providing contributions (monetary or in kind), human resources, accounts and/or sales or marketing targets, which are reciprocal and commensurate between the parties and, on a summary basis, will include the following:



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         1.1      CII and AMIGAS will provide or be responsible for the matters described in Attachment A.

2.       TERM; TERMINATION.

         2.1 The term of this Alliance will begin as of the date of this MOU, and will continue in effect until (i) both parties execute a definitive agreement regarding the foregoing subject matter which expressly supersedes this MOU; or (ii) six months from the date of this MOU if a definitive agreement has not been executed, or (iii) either party gives written notice to the other expressly terminating this MOU for (a) cause, defined as willful misconduct or gross negligence on the part of a party, (b) non-performance, defined as the failure of the other party to perform to measurable standards of market competitiveness along parameters mutually defined and agreed, or (c) a change in circumstances, whereby each party has the unilateral ability to withdraw from and to terminate this MOU and this Alliance upon sixty (60) days written notice provided to the other party.

         In the event of termination, the party responsible for the termination shall provide a mutually agreed, reasonable, but in any event no longer than thirty (30) day transition period to the other party, during which the parties shall continue to provide the then relevant products, services and support each to the other while the parties make provisions to operate following the termination. Thereafter, all obligations of the parties, each to the other, shall cease, provided, however, that the respective obligations of each party under this MOU which by their nature would continue beyond the termination, cancellation or expiration of this MOU, shall survive.

3.       TERRITORY.

         The scope of activities under the terms of this MOU is not limited to any state, territory or country.

4.       NON-EXCLUSIVE RIGHTS.

         This MOU does not represent, and in no way should imply, a commitment by either party to purchase or sell any products or services of the other party. None of the activities to be performed under this MOU are or are intended to be exclusive (unless stated otherwise), and each party or any affiliate may engage any third party to perform the same or similar activities or to enter into any similar MOU's or other agreements with any third party.

5.       INTELLECTUAL PROPERTY OWNERSHIP; USE OF MARKS

         The parties will be contributing intellectual property to the Alliance. The parties agree that the ability to service their markets is crucial to the business future of each party. Therefore, the parties agree that ownership of and intellectual property rights in inventions, discoveries, ideas, improvements, computer and other apparatus programs and related documentation and other works of authorship, whether or not patentable, copyrightable or susceptible to other forms of protection created under this MOU (hereinafter referred to as "Intellectual Property") shall be subject to the following terms, unless otherwise provided in an attachment.


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          5.1     Ownership of Intellectual Property shall be as follows:

                  (a) Intellectual Property already developed or owned by AMIGAS or CII prior to the effective date of this MOU shall remain the property of the party, with no obligation to license the property to the other party.

                  (b) Unless otherwise agreed to by the parties, Intellectual Property that is developed by one party shall be owned by that party, with no obligation to license the Intellectual Property to the other. Either party may, however, propose a licensing agreement with the other party, whereby the other party would be allowed to use and modify the Intellectual Property to develop the other party's applications.

                  (c) Intellectual Property that is Jointly Developed, as that term is defined below, shall be owned jointly by the parties. Each party shall have an equal, undivided one-half interest in and to any Jointly Developed Intellectual Property without any obligation to account to or share with the other party any benefits or compensation received from licensing or exploitation of any the Intellectual Property. "Jointly Developed" shall mean that (1) the Intellectual Property was conceived or reduced to practice by one or more employees of AMIGAS with one or more employees of CII; or (2) that one or more of the employees of one of the parties contributed an independent part of the entire Intellectual Property that, together with the parts produced by the employees of the other party creates the whole Intellectual Property; or (3) in the case of Intellectual Property that is an invention, that one or more employees of one of the parties conceives the invention and one or more employees of the other party makes an inventive contribution to the invention conceived by the employees of the other party.

                  (d) With respect to Jointly Developed Intellectual Property, each party shall, at the earliest practical date, apprise the other of each piece of Jointly Developed Intellectual Property, why the party believes that it constitutes Jointly Developed Intellectual Property, and explain the party's participation in the Jointly Developed Intellectual Property.

                  (e) With respect to Jointly Developed Intellectual Property that is an invention, the parties shall share equally in the expenses of seeking and maintaining patent protection for the invention, except that either party at its own expense may seek and maintain patent protection for both parties if the other party declines to share the expenses.

                  (f) Either party may file a copyright registration in the joint names of both parties on any Intellectual Property. The non-filing party shall cooperate in every reasonable way, at its own expense, with the filing party to obtain the registration.

         5.2 Licensing of any Intellectual Property solely owned by a party to the other party shall be on reasonable terms and conditions to be mutually agreed to in a licensing agreement between the parties.

         5.3 Intellectual Property resulting from a party's improvements or modifications of the other party's Intellectual Property shall be owned by the party creating or conceiving the improvements or modifications. Any license of the underlying Intellectual Property, however, to the improving party shall


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be at the sole discretion of the party whose Intellectual Property was improved or modified, and subject to the terms and conditions of sections 6.1(a), 6.1(b), and 6.1(c).

         5.4 Enforcement of Jointly Developed Intellectual Property rights shall occur as follows:

                  (a) Each party shall notify the other party promptly upon the discovery of an apparatus or method, which may infringe the Jointly Developed Intellectual Property rights or be a misuse of Confidential Information. After notification, either or both parties may begin litigation or take other enforcement action.

                  (b) If one party chooses to begin litigation regarding the Jointly Developed Intellectual Property rights or misuse of Confidential Information or chooses to take other enforcement action, the other party may, at its option, join the action. If the other party joins the action, the parties shall be responsible for an equal share of the costs incurred in the action. Additionally, the parties shall be entitled to an equal portion of any monetary settlement or judgment, which may ultimately be awarded to the parties as a result of the action. If both parties are involved in the action, the parties shall share decision-making when practical. At the beginning of the action, one of the parties will be appointed to have final decision if the parties are unable to agree.

                  (c) If the other party declines to join in litigation or other enforcement action, the party declining shall not assume liability for any cost incurred in the action, nor will that party be entitled to any portion of a monetary settlement or judgment which may ultimately be awarded as a result of the action.

                  (d) Nothing in this section shall be construed to require that either party take action to enforce its rights against any or all suspected infringements of any Intellectual Property right.

         5.5 AMIGAS will grant to CII and CII grants to AMIGAS for the term of this MOU a limited non-exclusive license to use their respective service and trade marks (Marks) in a mutually agreed upon format (i.e. electronic, camera ready, etc.) and listed in Attachment B. The use of the Marks will be in accordance with the guidelines described in Attachment B hereof and paragraph
5.6. Each party will supply to the other party sample copies of the party's promotional materials that utilize the other party's marks prior to the use of the materials. Each party, within five business days from the date the materials are submitted for approval will indicate its approval or disapproval of the materials. If a party determines that the other party has not adhered to the applicable guidelines for use of the mark the party will make the necessary mutually agreed upon corrections to the materials. If the parties cannot agree on the use of the materials in the mark in question, the submitting party shall not use the submitted materials.

         5.6 In using each other's Marks, the parties shall include proper ownership identification as described in Attachment B hereof or as may be approved in writing from time to time by the other party on any advertising and collateral materials. Each party agrees that it will only use the other's Marks in connection with this MOU and Attachment B hereof, that all use will be in conformance with the other party's graphic standards for the Marks. Forms of advertising and promotions are subject to prior written approval of the other party, and in no event shall a party use the other party's Marks in any manner, which is detrimental to the goodwill and prestige associated with the Marks. AMIGAS' and CII'S Marks are described in Attachment B. Each party shall promptly discontinue any use of the other party's Marks


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objected to by the party, and upon termination of this MOU, the parties agree not to issue or release for publication any article, advertising or publicity matter relating to this MOU or mentioning or implying the name of the other party or its subsidiaries, affiliates, officers, directors or employees unless written consent is granted by the party. The parties hereby acknowledge and agree that the other party's Marks are valid marks, are the exclusive property of the party and all use thereof shall inure to the benefit of the party. Each party further agrees that this MOU does not confer any right on the other party to grant sublicenses or assign a party's Marks. Each party shall notify the other party of any unauthorized use of the party's Marks or any marks confusingly similar thereto by others promptly as it comes to the party's attention. Each party shall, unless it grants to the other party permission to do so, have the sole right to engage in infringement or unfair competition proceedings involving the party's Marks, and shall reasonably cooperate in the prosecution or defense by the party of any proceedings. Each party covenants and agrees that it will not adopt, use or attempt to register in any state, federal or other forum in the United States or any other country, any word, name, symbol, or device or any combination thereof which is confusingly similar to the other party's Marks or any portion or portions thereof. Other than expressly set forth in this MOU, no license under any trademark, patent or copyright, or applications, which are now or may thereafter be owned by either party, is either granted to the other party or implied by this MOU.

         5.7 As used in sections 5.5 and 5.6 the reference to the other party or the party's Marks, shall in the case of AMIGAS also be deemed a reference to FTDC or its Marks.

 6.      CONFIDENTIALITY.

         6.1 In the course of performing their obligations under this MOU, it may be necessary for AMIGAS or CII to disclose to the other information that it considers confidential and proprietary, including information furnished to either party by customers ("Information"). Any Information disclosed by AMIGAS or CII either orally or in writing shall be treated as confidential and shall be subject to the confidentiality obligations of this Section 6. Without limiting the generality of the foregoing, Information shall not include information about which the receiving party can conclusively establish: (i) was in the possession of the receiving party at the time of disclosure; (ii) prior to or after the time of disclosure becomes public knowledge without the act or omission of the party to whom it was disclosed; (iii) is disclosed to the receiving party by a third party under no legal obligations to maintain the confidentiality of such information; or (iv) was independently developed by the receiving party without reference to the Information of the disclosing party.

         6.2 Each party agrees to use the same degree of care to protect the Information from disclosure to third parties as it uses to protect its own information of similar importance. Disclosures of the Information shall be restricted to the parties' employees, consultants and agents on a need to know basis who are directly participating in any activity covered by this MOU.

         6.3 The Information furnished shall be used and reproduced only in connection with performance under and for the purposes of this MOU.

         6.4 The limitations on reproduction, disclosure, and use of the Information shall lapse three (3) years after the termination of this MOU, or upon the occurrence of one of the following events: (i) if


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such Information is publicly available or later becomes publicly available other than through a breach of this MOU; (ii) if such Information is furnished to a third party by the disclosing party without similar confidentiality restrictions on the third party's rights; or (iii) if disclosure of the Information is compelled by court order, or judicial or administrative process, provided, however, that the limitations on reproduction, disclosure, and use will not lapse with respect to Information which is considered trade secret under applicable law so long as that Information remains a trade secret. In addition, a party shall not be liable for reproduction, disclosure, or use of the Information disclosed to it if the Information is known to the party prior to disclosure; is independently developed by the party subsequent to disclosure; or is lawfully obtained by the party from a third party without obligations of confidentiality.

         6.5 Notwithstanding the above requirements, either party may disclose to the customer or other subcontractors, Information necessary for the party to perform its obligations under this MOU, provided that an agreement which imposes confidentiality obligations similar to these contained in this section 6 is in effect with the other party.

         6.6 These confidentiality obligations shall not prevent either party from developing, acquiring, and furnishing to its customers products or services being furnished under this MOU, provided that such is accomplished without use of the Information disclosed.

         6.7 All marketing and other information developed by AMIGAS during the term of this MOU shall be considered AMIGAS Information. All marketing and other information developed by CII during the term of this MOU shall be considered CII Information.

7.       PUBLICITY.

         Except as required under United States Securities Laws, neither party shall issue a press release or make any public announcements or disclosures (including disclosures to third parties under a nondisclosure agreement, except as otherwise provided herein) concerning this MOU or the activities of or relationship with the other party with respect to this MOU without the other party's prior approval.

8.       INDEMNIFICATION.

         8.1 Each party agrees to indemnify and save harmless the other party from any liabilities, causes of action, lawsuits, penalties, claims or demands (including the costs, expenses and reasonable attorneys, fees on account thereof) that may be made: (1) by anyone for injuries of any kind, including but not limited to personal injury, death, property damage and theft, resulting from the indemnifying party's negligent or willful acts or omissions or those of persons furnished by the indemnifying party, its agents or subcontractors, or resulting from the indemnifying party's failure to perform its obligations under this MOU; or (2) by any of either the indemnifying party, its agents' or subcontractors' employees or former employees for which the indemnifying party's, its agents' or subcontractors' liability to such employee or former employee would otherwise be subject to payments under state Worker's Compensation laws, premises liability principles or any other law or form of legal duty obligation; or (3) by either indemnifying party's, its agents' or subcontractors' employees or former employees, including applicants, for any and all claims arising out of the employment relationship with respect to performing under this



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MOU, including but not limited to, employment discrimination charges and actions arising under Title VII of The Civil Rights Act of 1964, as amended; The Equal Pay Act; The Age Discrimination Disabilities Act; The Fair Labor Standards Act; The National Labor Relations Act; and any other applicable law. The indemnifying party, at its own expense, agrees to defend the indemnified party, at its request, against any such liability, cause of action, penalty, claim, demand, administrative proceeding or lawsuit, including any in which the indemnified party is named as an "employer" or "joint employer" with the indemnifying party. Each party agrees to notify the other party promptly of any written claims or demands against it for which the other party is responsible under this MOU.

         8.2 The foregoing indemnity shall be in addition to any other indemnity obligations for either party set forth in this MOU.

9.       GENERAL PROVISIONS.

         9.1 In the performance of obligations under this MOU, each party shall comply with all applicable laws.

         9.2 Unless otherwise expressly agreed between the parties in a definitive agreement, the relationship of the parties is that of independent contractors, and neither party may act as an agent for or make a commitment on behalf of the other. No matter contained in this MOU, or the acts of the parties will be construed to create a partnership or joint venture between the parties.

         9.3 The rights and remedies of the parties provided in this MOU shall not be exclusive and are in addition to any other rights and remedies at law or in equity.

         9.4 This MOU shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

         9.5 If any provision of this MOU is held to be illegal or unenforceable by any court of competent jurisdiction, the provision shall be deemed separable from the remaining provisions of this MOU and shall not affect or impair the validity or enforceability of the remaining provisions of this MOU.

         9.6 CII acknowledges that as a provider of communications services subject to various legal or regulatory requirements, AMIGAS may be required to offer or provide its services on a non-discriminatory basis to any customer or to or through other vendors or to participate with other parties as prime contractors or otherwise.

         9.7 The failure of either party to enforce, in any one or more instances, any of the terms or conditions of this MOU shall not be construed as a waiver of the future performance of any such term or condition. No amendment, interpretation or waiver of any of the provisions of this MOU shall be effective unless made in writing and signed by the parties.

         9.8 All headings used in this MOU and its attachments are intended for convenience of reference only and shall not affect the construction or interpretation of the MOU.


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         9.9      This MOU shall be considered confidential Information of both parties. Neither party shall disclose the contents or existence of this MOU without the prior consent of the other party.

         9.10 Neither party shall be liable for its failure to perform any of its obligations under this MOU during any period in which performance is directly delayed by the occurrence of any events beyond the control of the failing party such as fire, explosion, flood, storm or the acts of God, war, embargo, riot, labor action, or the intervention of any governmental authority, provided that the party suffering the delay promptly notifies the other party of such delay. IN ADDITION, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS (ACTUAL OR ANTICIPATED), LOST USE, LOST SAVINGS, LOST DATA OR COSTS OF RECREATING LOST DATA, OR ANY INCIDENTAL, COLLATERAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY CUSTOMER OF THE OTHER PARTY, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES.

         9.11 Each party shall execute and deliver any other documents and do any other acts and things as may be reasonably necessary to carry out the terms, provisions and purposes of this MOU.

         9.12 The parties agreement to provide services to each other under this MOU is not intended and shall not be construed to enable, encourage or require either party to induce any customer or other party to breach any existing contractual obligations or otherwise tortiously interfere with the business or contractual relationships between any party.

         9.13 This MOU may be executed in any number of counterparts all of which shall constitute one agreement, and each counterpart shall be deemed to have been made, executed and delivered on the date set out at the head of this MOU, without regard to the dates or times when the counterparts may actually have been made, executed or delivered.

         9.14 Each party represents and warrants to the other that (i) it has the corporate power and authority to execute, deliver and perform this MOU,
(ii) the execution, delivery and performance does not conflict with or constitute a default under any contract or agreement by which the party is bound, and (iii) this MOU creates a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

         9.15 Except as otherwise provided herein, any notices or demands which are required by law or under the terms of this MOU shall be given or made by the parties in writing and shall be given by hand delivery, telegram or similar communications, or by certified or registered mail, and addressed to the parties set forth below. The notices shall be deemed to have been given in the case of telegrams or similar communications when sent, and in the case of certified or registered mail when deposited in the United States mail with postage prepaid.



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To: Jose F. Matto, President and CIO
Amigas Venture Group, Inc.
5600 NW 36 St
Miami Florida 33122

To: John J. Lofquist, President & CEO
Centrack International, Inc.
21045 Commercial Trail
Boca Raton, FL 33486

The above addresses may be changed at any time by giving written notice as above provided.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Understanding as of the day and year first written above.

Amigas Venture Group, Inc.                   Centrack International, Inc.


By: /s/ Jose F. Matto                        By: /s/ John J. Lofquist
    --------------------------                   --------------------------

Name: Jose F. Matto                          Name: John J. Lofquist


Title: President and CIO                     Title: President & CEO

Date:  6\18\99                               Date: 6\18\99
    -------------------------                     -------------------------


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                                  Attachment B


          CII'S SERVICE MARKS AND TRADEMARKS TO BE LICENSED TO AMIGAS









                        TERMS OF CII'S LICENSE TO AMIGAS








            AMIGAS SERVICE MARKS AND TRADEMARKS TO BE LICENSED TO CII










                         TERMS OF AMIGAS LICENSE TO CII